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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bank of the Ozarks, Inc. of our report dated January 20, 1999, included in the 1998 Annual Report to Stockholders of Bank of the Ozarks, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-32173) pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, Form S-8 (No. 333-32177) pertaining to the Stock Ownership Plan and Trust of Bank of the Ozarks, Inc. and Form S-8 (No. 333-32175) pertaining to the Bank of the Ozarks, Inc. Non-employee Director Stock Option Plan of our report dated January 20, 1999, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of Bank of the Ozarks, Inc. for the year ended December 31, 1998.

                                   /s/ Ernst & Young LLP


Little Rock, Arkansas
March 15, 1999